UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (April 10, 2023)

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 10, 2023 (the “Annual Meeting”). At the Annual Meeting, 234,502,217 shares of common stock, without par value, or approximately 83% of the 283,263,555 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each matter.

1.    Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was elected. There were 34,021,067 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For		Shares of Common Stock Voted Against		Abstentions
Norma B. Clayton	195,784,029	(97.6%)	4,132,600	(2.1%)	564,521	(0.3%)
James A. Firestone	192,519,988	(96.0%)	7,410,431	(3.7%)	550,731	(0.3%)
Werner Geissler	193,245,460	(96.4%)	6,673,320	(3.3%)	562,370	(0.3%)
Laurette T. Koellner	195,394,362	(97.5%)	4,474,364	(2.2%)	612,424	(0.3%)
Richard J. Kramer	192,336,768	(95.9%)	7,551,727	(3.8%)	592,655	(0.3%)
Karla R. Lewis	196,882,550	(98.2%)	2,956,856	(1.5%)	641,744	(0.3%)
Prashanth Mahendra-Rajah	194,995,168	(97.3%)	4,275,256	(2.1%)	1,210,726	(0.6%)
John E. McGlade	191,850,811	(95.7%)	8,010,208	(4.0%)	620,131	(0.3%)
Roderick A. Palmore	194,828,382	(97.2%)	5,010,363	(2.5%)	642,405	(0.3%)
Hera K. Siu	195,336,987	(97.4%)	3,900,820	(2.0%)	1,243,343	(0.6%)
Michael R. Wessel	195,392,631	(97.5%)	3,950,334	(2.0%)	1,138,185	(0.5%)
Thomas L. Williams	195,678,949	(97.6%)	4,240,431	(2.1%)	561,770	(0.3%)

2.    Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 175,245,180 shares of common stock voted in favor of, and 24,325,903 shares of common stock voted against, said resolution. The holders of 910,067 shares of common stock abstained and there were 34,021,067 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (87.8%) of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3.    Advisory vote on the frequency of future shareholder votes regarding the compensation of named executive officers. An advisory resolution on the frequency of future shareholder votes regarding the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 179,862,671 shares of common stock voted in favor of one year, 356,378 shares of common stock voted in favor of two years, and 19,253,351 shares of common stock voted in favor of three years. The holders of 1,008,750 shares of common stock abstained and there were 34,021,067 broker non-votes. The Board of Directors determined, consistent with the shareholders’ vote, to hold future advisory votes regarding the compensation of Goodyear’s named executive officers every year until the next vote on the frequency of such advisory votes.

4.    Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2023 was submitted to, and voted upon by, the shareholders. There were 226,347,060 shares of common stock voted in favor of, and 7,540,294 shares of common stock voted against, said resolution. The holders of 614,863 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (79.9%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

5.    Proposal to eliminate statutory supermajority vote requirements applicable to common stock. A resolution that the shareholders approve amendments to the Articles of Incorporation to eliminate statutory supermajority vote requirements applicable to Goodyear’s common stock was submitted to, and voted upon by, the shareholders. There were 195,895,255 shares of common stock voted in favor of, and 3,783,438 shares of common stock voted against, said resolution. The holders of 802,457 shares of common stock abstained and there were 34,021,067 broker non-votes. The resolution, having received the affirmative vote of the holders of at least two-thirds (69.2%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

6.    Shareholder proposal. A resolution requesting that the Board of Directors take the steps necessary to provide for shareholder ratification of termination pay was submitted to, and voted upon by, the shareholders. There were 17,395,398 shares of common stock voted in favor of, and 182,244,305 shares of common stock voted against, said resolution. The holders of 841,447 shares of common stock abstained and there were 34,021,067 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least a majority (6.1%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was not adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 14, 2023	By	/s/ Daniel T. Young
Daniel T. Young
Secretary